                                                                DRAFT 3/7/97

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              TCC INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

                              TCC INDUSTRIES, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
    [X] No fee required.
    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.
    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

                             AN IMPORTANT MESSAGE
                             FROM THE CHAIRMAN OF
                             TCC INDUSTRIES, INC.

                          PRELIMINARY PROXY STATEMENT
                             SUBJECT TO COMPLETION

                              TCC INDUSTRIES, INC.

Dear Shareholders:

         Your Company's 1997 Annual Meeting of Shareholders will be held in Austin, Texas on Wednesday, May 7, 1997, and we take this opportunity to invite you to attend. The meeting will begin promptly at 9:00 a.m. in the Boardroom of Texas Commerce Bank-Austin, 3rd Floor, Texas Commerce Bank Building,
700 Lavaca Street, Austin, Texas. Please refer to the enclosed formal notice and proxy statement.

    This year's meeting will be especially important in defining the future of your investment in TCC Industries, Inc.


In June 1996, the Board of Directors retained an investment banking firm to advise the Board on various strategic alternatives to increase shareholder value. In February 1997, the investment banking firm was authorized to evaluate additional strategic alternatives including the acquisition of, or a merger with, another company or the sale of all or part of your Company.

This strategy evolved over the last year as the Board monitored developments at the Company's subsidiaries and in the market. The Board, after consulting with its advisors, believes that this strategy represents the best approach to maximize value for all stockholders, and considers the vote on the directors to be elected at the meeting to be a referendum on the decision to pursue this strategy. While there can be no assurance that a transaction can be consummated on terms that are favorable to TCC Industries, the Board of Directors is determined to use its efforts to actively explore all opportunities that it believes will result in a higher stock price.

Remember, together the Board of Directors (of which only one member is employed by the Company) owns a total of 247,624 shares. We all share a common interest - to see TCC Industries' stock price go up.

                                    BEWARE


Unfortunately, you may soon be receiving a proxy mailing from two dissident shareholders, Walter A. DeRoeck and Robert Thomajan, soliciting your vote to elect their nominees to the Board. We have attempted to accommodate these people, even offering them a seat on the Board, but they have apparently decided to wage a proxy contest anyway. Please do not send back any proxy sent to you by this group, even to vote against them.


--------------------------------------------------------------------------------
       We are asking you to vote FOR management's nominees by signing and dating the WHITE proxy card today, and returning it in the enclosed postage paid envelope. Even if you have already sent back a proxy card to this dissident group, you can still support management by using the WHITE
                PROXY CARD. Only your latest dated card counts.
--------------------------------------------------------------------------------

The campaign being waged against your Company by this group is going to be very costly to your Company - not only in terms of the money involved defending the Company from this group, but also in diverting management's focus at this very important time in implementing the strategic plan initiated by the Board.

o As outlined in the proxy statement, the Board believes that Mr. DeRoeck and Mr. Thomajan want to gain control of the Board so that they can sell all the operating units of the Company and redeploy the assets in some other manner without making any distributions to the shareholders.

o Neither Mr. DeRoeck nor Mr. Thomajan claims to have special expertise in managing a company such as TCC or either of its businesses.

o It appears that Mr. Thomajan has spent the past several years as a trusted aide facilitating the business maneuvers of Marc Rich, who fled the United States to avoid prosecution for among other things, tax evasion and trading with the Iranian enemy during the trading embargo.

Are Mr. DeRoeck and Mr. Thomajan the kind of candidates your want running your Company?

Send a message to DeRoeck and Thomajan. Do not return any proxy card you may receive from them, even to vote against their nominees.

+ IF YOU HOLD YOUR SHARES THROUGH A BROKERAGE FIRM, your broker cannot vote your shares unless he receives your specific instructions. Please sign, date and return the WHITE PROXY CARD in the envelope provided by your broker.

+ IF YOU ARE SIGNING AS A CUSTODIAN, TRUSTEE, PARTNER, OFFICER, EXECUTOR OR
  ATTORNEY, please write in such title next to your signature.

+ IF YOU HAVE ALREADY SENT BACK THE DISSIDENT GROUP'S CARD, you can still change your vote by returning a properly signed WHITE PROXY CARD and dating it later than the card originally sent. Only your latest dated card counts.

        Your attendance, if possible, and your vote, either by proxy or in person, will be very much appreciated. Please vote today. It is important that you vote, no matter how many or how few shares you own.

        If you have any question about how to vote your shares, please call our proxy solicitor, Corporate Investor Communication, Inc., toll free at (800) 242-4410.




                                                        Sincerely,



                                                        Lawrence W. Schumann
                                                        Chairman of the Board

                              *****IMPORTANT*****

Your vote is important. No matter how many or how few shares of TCC industries you own, please vote FOR the Board's nominees by signing, dating and mailing the enclosed WHITE PROXY CARD.

If you have already returned an opposition proxy card, you have every right to change your vote by signing and returning the enclosed WHITE PROXY CARD. Only your latest dated, properly executed card will count.

If you own your shares in the name of a brokerage firm, your broker cannot vote such shares unless he receives your specific instructions. Please sign, date and return the enclosed WHITE PROXY CARD in the postage-paid envelope that has been provided.

If you have any questions as to how to vote your shares, please call our proxy solicitor:



                    Corporate Investor communications, Inc.
                               111 Commerce Drive
                              Carlstadt, NJ 07072
                           Toll free: 1-800-242-4410
                          Call collect: 1-201-896-1900

                          PRELIMINARY PROXY STATEMENT
                             SUBJECT TO COMPLETION


                              TCC INDUSTRIES, INC.
                        SUITE 1250, 816 CONGRESS AVENUE
                              AUSTIN, TEXAS 78701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 7, 1997

To the Shareholders of TCC Industries, Inc.:

         Notice is hereby given that the Annual Meeting of the Shareholders of TCC Industries, Inc. (the "Company") will be held in the Boardroom of Texas Commerce Bank-Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas on Wednesday, May 7, 1997, at 9:00 a.m., local time, for the following purposes:

         1.      Electing two directors to the Board of Directors;

         2. Approving the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the firm of independent accountants to audit the accounts of the Company for the fiscal year ended December 31, 1997;

         3. Transacting such other business as may properly come before the meeting.

         Holders of Common Stock of the Company of record at March 12, 1997 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

         We hope that you can attend the meeting in person, but if you cannot do so, please sign, date and return the enclosed WHITE PROXY CARD as soon as possible by mail in the enclosed addressed, postage paid envelope.

                                             By Order of the Board of Directors,


                                             /s/ FRANK W. DENIUS
                                             -----------------------------------
                                             Frank W. Denius, Secretary

Austin, Texas
March __, 1997

                          PRELIMINARY PROXY STATEMENT
                             SUBJECT TO COMPLETION

                              TCC INDUSTRIES, INC.
                                   SUITE 1250
                              816 CONGRESS AVENUE
                              AUSTIN, TEXAS 78701

                                PROXY STATEMENT

                                  INTRODUCTION

         The enclosed WHITE PROXY CARD is solicited by and on behalf of the BOARD OF DIRECTORS of TCC Industries, Inc. ("TCC" or the "Company") to be used at the Annual Meeting of Shareholders to be held May 7, 1997, at 9:00 a.m. local time, in the Boardroom of Texas Commerce Bank-Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas and any adjournments thereof. All shares represented by proxies will be voted at the meeting in accordance with the instructions thereon or, if no directions are given, the shares represented by such proxies will be voted FOR the election of the directors named on the WHITE PROXY CARD and FOR the approval of the appointment of auditors.

         The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that as to any such other matters, votes may be cast pursuant to the proxies in accordance with the judgment of the person or persons acting thereunder. Any shareholder giving a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting their shares in person, by giving written notice to Frank W. Denius, Secretary of the Company, at Suite 1250, 816 Congress Avenue, Austin, Texas 78701, stating that the proxy has been revoked, or by delivery of a proxy bearing a later date. However, if shares are held of record by a broker, bank or other nominee and the beneficial owner desires to attend and vote at the meeting, such beneficial owner must obtain from such broker, bank or other nominee, a proxy issued in such beneficial owner's name.

         The Board of Directors has unanimously authorized the Company's investment banking firm, Rauscher Pierce Refsnes, Inc. ("Rauscher Pierce"), to evaluate strategic alternatives designed to increase shareholder value, including having the firm assist with a material acquisition of, or a merger with, another company or the sale of all or part of the Company or a leveraged buyout by management or new investors. The Board believes this approach to maximizing shareholder value to be in the best interests of the shareholders and believes that the vote on directors to be elected at the 1997 Annual Meeting is a referendum on its decision to pursue this strategy. There can be no assurance that one or more transactions can be consummated on terms that are acceptable to the Board, but the Board is determined to use its efforts to explore these opportunities, unless the shareholders indicate their desire to pursue another course of action by voting against the Board's nominees. The Board of Directors has been advised that your proxy may also be solicited by two shareholders of the Company in favor of their election as directors. The Board believes they will be asking you to elect them without having an agenda or a plan to maximize shareholder value.

         YOUR BOARD SEEKS YOUR VOTE FOR ITS NOMINEES NAMED ON THE ENCLOSED WHITE PROXY CARD. DO NOT SIGN ANY PROXY CARD SENT TO YOU BY WALTER A. DEROECK OR ROBERT THOMAJAN. IF YOU HAVE ALREADY DONE SO, YOU MAY REVOKE YOUR PREVIOUSLY SIGNED PROXY BY DELIVERING A LATER-DATED WHITE PROXY CARD IN THE ENCLOSED ENVELOPE. IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER OR OTHER NOMINEE, ONLY YOUR BANK OR BROKER CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON

RESPONSIBLE AND INSTRUCT THEM TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE. IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CONTACT OUR PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS AT (800) 242-4410.

         This proxy statement is first being mailed to the shareholders of the Company on or about March __, 1997. It is contemplated that solicitation of proxies will be by use of the mails, and that directors, officers and regular employees of the Company may solicit proxies in person, or by telephone or telegraph or facsimile transmission. Such directors, officers and employees will not receive additional remuneration, other than out-of-pocket expenses, with respect to solicitation of proxies. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation material to the beneficial owners of shares to request authority for execution of the proxies and will be reimbursed for their expenses. The Company has also engaged Corporate Investor Communications, Inc. ("CIC"), at an anticipated cost of approximately $25,000 plus expenses, to assist in the solicitation of proxies. The Company has agreed to indemnify CIC against certain liabilities and expenses. The Company will pay all costs of this solicitation of proxies from its shareholders and estimates that its total cost to date has been $__________, and that its total cost of the solicitation will be approximately $__________, although a precise estimate cannot be made at this time. The foregoing costs exclude the amount normally expended for a solicitation for an election of directors in the absence of a contest, and salaries of regular employees and officers who may solicit proxies. The Company estimates that approximately 15 employees of CIC will be involved in the solicitation of proxies on behalf of the Company.

         The close of business on March 12, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. As of such date, there were 2,762,115 shares of Company common stock, $1.00 par value ("Common Stock"), issued and outstanding and entitled to vote at the meeting, exclusive of 79,486 treasury shares.

                                VOTING OF SHARES

         The presence in person or by proxy of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the meeting. If a quorum is not present, the meeting may be adjourned and reconvened from time to time without further notice until a quorum is obtained, if the time and place of the reconvened meeting are announced at the meeting. Each outstanding share of Company Common Stock is entitled to one vote on each matter properly presented at the meeting and a majority vote of the shares present in person or by proxy at the meeting will be required to approve each matter other than the election of directors. Shares of Common Stock held by the Company or any subsidiary of the Company will not be considered present or entitled to vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. There is no cumulative voting in the election of directors. All other matters submitted at the meeting will be determined by affirmative vote of a majority of the shares present and entitled to vote. Shares represented by proxies which withhold authority with respect to the election of one or more nominees for election as director and proxies which are marked "abstain" on other proposals, will not be counted in determining whether a plurality or majority vote was obtained in such matters. If no directions are given and the signed card is returned, the attorneys-in-fact appointed in the proxy will vote the shares "FOR" the election of both listed nominees, and "FOR" the other proposal listed on the WHITE PROXY CARD, and at their discretion on any other matter that may properly come before the meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers ("broker non-votes"), such as in the case of this year's contested election of directors, those shares will not be included in the vote totals and, therefore, will be counted as present for purposes of determining whether a quorum exists, but will have no effect on the outcome of the vote.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information believed by the Company to be accurate as of March 12, 1997 (except as noted below) concerning any person or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934), known to the Company to be the beneficial owner of more than 5% of the outstanding Company Common Stock:

                                                                                               APPROXIMATE
                                                                              NUMBER OF          PERCENT
               NAME AND ADDRESS OF BENEFICIAL OWNER                          SHARES (1)         OF CLASS
               ---------------------------------------------------------   ------------        -----------
               Cede & Co.(1) . . . . . . . . . . . . . . . . . . . . . .   [1,820,005]           65.9%
                 Box 20
                 Bowling Green Station
                 New York, New York 10004

               Walter A. DeRoeck and Robert Thomajan (2) . . . . . . . .     [236,400]            8.6%
                 Suite B125, 1301 Capital of Texas Hwy. South
                 Austin, Texas 78746

               Tweedy, Browne Company L.P. (3) . . . . . . . . . . . . .     [188,185]            6.8%
                 52 Vanderbilt Avenue
                 New York, NY 10017

               Lawrence W. Schumann (4)  . . . . . . . . . . . . . . . .     [160,000]            5.8%
                 816 Congress Avenue, Suite 1250
                 Austin, Texas 78701

               Dimensional Fund Advisors Inc. (5)  . . . . . . . . . . .     [159,100]            5.8%
                 1299 Ocean Avenue, 11th Floor
                 Santa Monica, California 90401


__________

 (1) The Company is informed that Depository Trust Company (55 Water
     Street, New York, New York) holds shares of stock of record in the name of Cede & Co. and that the beneficial ownership of such shares is held by various broker-dealers and banks throughout the United States, or their customers. No information as to such beneficial ownership has been made available to the Company.

(2) On February 7, 1997, Mr. DeRoeck filed Amendment No. 2 to Schedule 13D wherein he reported that he had formed a group with Mr. Thomajan, who held 52,500 shares of Company Common Stock as of the filing. Mr. DeRoeck and Mr. Thomajan each disclaims beneficial ownership of the shares held by the other. The address shown in the table is Mr. DeRoeck's business address.

(3) Based upon the Schedule 13D filed by Tweedy, Browne Company L.P., a registered broker-dealer ("TBC"), with respect to its ownership of such shares, all of such shares are held in accounts of various customers of TBC, with respect to which accounts TBC has investment discretion, and with respect to some of which it has obtained sole or shared voting power. TBC disclaims that it is the beneficial owner of such shares.

(4) Mr. Schumann holds beneficial ownership of 42,000 shares individually, and has options to acquire 40,000 shares of Common Stock of the Company, of which 18,000 are exercisable within 60 days of March 12, 1997.

     Mr. Schumann is the general partner of the Schumann/Muth Family L.P., which holds beneficial ownership of 100,000 shares.

(5) Dimensional Fund Advisors Inc., a registered investment advisor ("Dimensional"), has advised the Company that Dimensional is deemed to have beneficial ownership of 159,100 shares of Common Stock as of December 31, 1996, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, for all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

         Information as of March 12, 1997 relating to the beneficial ownership of Company Common Stock by each member of the Company's Board of Directors and nominees therefor, executive officers, and by all directors and officers of the Company as a group, is set forth under the caption "ELECTION OF DIRECTORS."

                             ELECTION OF DIRECTORS

         Prior to March 1997, the Bylaws of the Company provided for a Board of Directors consisting of six members serving staggered terms. Pursuant to these provisions, two of the Company's six directors have been elected to three- year terms at each of the last three annual meetings of shareholders. BY UNANIMOUS CONSENT OF THE COMPANY'S DIRECTORS, THE BYLAWS WERE RECENTLY AMENDED TO ELIMINATE STAGGERED TERMS. Notwithstanding the amendment of the Bylaws, the terms of office of directors currently serving were not changed. Accordingly, the terms of only two directors expire at the 1997 Shareholders Meeting. Of the four remaining positions, the terms of office of two will expire in 1998 and the terms of office of the other two positions will expire in 1999. In the event of a vacancy among the directors whose terms expire in 1999, such vacancy may be filled by the remaining directors for the remainder of such director's term, even if more than one year. The two Directors elected at the 1997 Shareholders Meeting will each serve a one-year term in accordance with the Bylaws as amended. The terms of four directors (the two elected at the 1997 Shareholders Meeting and the two whose three-year terms expire in 1998) will be up for election at the 1998 Shareholders Meeting. All six directors will be up for election at the 1999 Shareholders Meeting.

         The Board determined to amend the Bylaws after two events coincided with preparations for the 1997 Shareholders Meeting. In conjunction with the nomination of himself and Robert Thomajan, Walter A. DeRoeck notified the Company that he intended to solicit proxies in favor of a proposal to eliminate
the staggered terms of the Board of Directors.   In addition, at a Board
meeting held in February 1997, the Board authorized its investment banking firm, Rauscher Pierce Refsnes, Inc., to provide investment banking advice and assistance evaluating strategic alternatives designed to enhance shareholder value, including a material acquisition of, or a merger with, another company, or the possible sale of either or both of its principal businesses or the Company as a whole. In light of the Board's determination to retain Rauscher Pierce, it decided that the effort associated with a proxy contest concerning the benefits and disadvantages of staggered terms for board members was counterproductive, even though the Board believes that staggered terms of office are beneficial to the Company and its shareholders. Staggered terms prevent an abrupt change in control which could interfere with the Company's long-term objectives, and they serve as a deterrent to opportunistic takeover specialists who may not act in the best interests of all shareholders or who may try to force the Company into negotiations in hopes of pressuring it into making a "greenmail" offer for their shares. It was determined that the Company's resources would be more productively employed focusing on the strategic alternatives being pursued by the Board and returning the Company to profitability in an effort to maximize shareholder value. The two independent directors nominated for re-election to the Board of Directors, neither of whom has ever been an executive officer or employee of the Company, have expressed their full support for the Company's business plan as outlined above.

         The Company's Board of Directors has nominated Ed R. L. Wroe, Jr. and William E. Callahan for election to the Board of Directors at the 1997 Shareholders Meeting. THE PERSONS APPOINTED AS PROXIES IN THE ENCLOSED WHITE PROXY CARD INTEND TO VOTE SUCH PROXY IN THE MANNER DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE SHARES REPRESENTED BY SUCH PROXIES WILL BE VOTED FOR THE ELECTION OF ED R. L. WROE, JR. AND WILLIAM E. CALLAHAN TO TERMS OF OFFICE EXPIRING IN 1998. The two nominees for directors receiving the most votes cast in person or by proxy at the meeting shall be elected. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" BOTH OF THE ABOVE-NAMED NOMINEES FOR ELECTION AS DIRECTORS.

         Mr. Wroe and Mr. Callahan have been independent members of the Company's Board since 1960 and 1980, respectively. See the table below regarding directors and executive officers of the Company. The Board of Directors has no reason to believe that its nominees will be unable to serve. However, in the event a nominee is unable to accept election or if any unforeseen contingency should arise, it is intended that proxies will be voted for the remaining nominee, and for such other person as may be designated by the Board of Directors, unless otherwise directed by a proxy.

ELECTION CONTEST

        At the 1997 Annual Meeting, it is contemplated that shareholders will be asked to choose between either the directors nominated for reelection by the Board of Directors both of whom support the announced strategy of using Rauscher Pierce to assist the Board in evaluating all alternatives for enhancing shareholder value, or Walter A. DeRoeck and Robert Thomajan who have not made their plans for the Company known. Through formal and informal communications with Mr. DeRoeck (other than SEC filings and indirect communications, the Board has had no communications with Mr. Thomajan), the Board of Directors has been unable to obtain Mr. DeRoeck's and Mr. Thomajan's plans for the future of the Company except that Mr. DeRoeck has indicated that he feels Mr. Schumann should be removed as Chief Executive Officer of the Company. The Board of Directors of the Company disagrees with this view. The Board believes that Mr. Schumann's removal as Chief Executive Officer of the Company would NOT be in the best interests of the Company and could prejudice the Company's pursuit of strategic alternatives as described elsewhere in this Proxy Statement. The Board believes that Mr. DeRoeck and Mr. Thomajan are engaged in a transparent attempt to gain control of the Company, without compensating the shareholders, to further their own personal objectives which may be inconsistent with maximizing value for all shareholders. In particular, in light of Mr. Thomajan's associations (see below) and Mr. DeRoeck's apparent disregard for the potential negative impact Mr. Thomajan's election could have on the Company, the Board of Directors is concerned that if this dissident group obtains control of the Board of Directors, they will seek to redeploy assets of the Company into businesses or opportunities which may not benefit the majority of shareholders and which most shareholders may choose not to finance. In addition, the Board of Directors is concerned that the shareholders would not be given the choice between receiving a distribution from the Company and investing in the schemes which Mr. DeRoeck and Mr. Thomajan might desire to pursue with a public company as a vehicle.

         The Board does not consider its concerns to be idle speculation. In May 1996, Mr. DeRoeck made a presentation to the Board in which he asked the Board to pursue "strategic options available to TCC, including the sale of its operating units and the redeployment of its proceeds to maximize the value to shareholders." Notwithstanding the announcement of the Board's decision to expand the scope of Rauscher Pierce's engagement to pursue strategic options and a compromise offer to Mr. DeRoeck for a seat on the Board, Mr. DeRoeck and Mr. Thomajan insist on pursuing this costly proxy contest. In light of all the circumstances, the Board believes that Mr. DeRoeck and Mr. Thomajan seek election to the Board to sell the operating units AND redeploy the proceeds in some other manner (as yet unspecified), and that their objectives would not likely accommodate a distribution to the shareholders.

         Neither Mr. DeRoeck nor Mr. Thomajan appears to have special expertise in managing a company such as TCC or either of its businesses. In fact, it appears that Mr. Thomajan has spent the past several years facilitating the business maneuvers of Marc Rich who fled the United States to avoid prosecution for racketeering, fraud, tax evasion and trading with the Iranian enemy in violation of the trading embargo, according to Forbes magazine in its October 18, 1993 issue. Forbes described Mr. Thomajan as one of only a handful of trusted aides who help keep Marc Rich in the background in business transactions. The article states that "In 1991 Thomajan moved to Zug [Switzerland] and became one of [Marc] Rich's top partners. He has since moved to Austin, Texas, although he still apparently owns a house in Meggen near Hackel and the new Rich/Rossi villa. He's been a great help to Rich." When asked by an Austin American Statesman reporter in 1993 if he is still working for Marc Rich, Mr. Thomajan was quoted as saying, "I'm not giving any information at all." Austin-American Statesman, October 17, 1993. THE BOARD OF DIRECTORS IS VERY CONCERNED THAT MR. THOMAJAN'S ASSOCIATION WITH MARC RICH COULD REFLECT NEGATIVELY ON THE COMPANY AND ITS BUSINESSES IF MR. THOMAJAN WERE ELECTED.

         Of the six directors currently serving on the Board, five (including the two nominees for re-election to the Board) are independent from management. Outside directors are paid $833 per month and $1,000 per meeting, plus expenses, for each meeting attended (but not those held on the same day as another meeting). No fees are paid for telephone conference meetings. Five of the six directors have served on the Board for at least twelve years, and the sixth has been a director since August 1995 (longer than Mr. DeRoeck and Mr. Thomajan have been shareholders). The Board of Directors, including the directors nominated for re-election, has unanimously selected Rauscher Pierce to evaluate and assist with a strategy designed to maximize value for all shareholders including having Rauscher Pierce assist with such alternatives as a material acquisition of, or a merger with, another company or the sale of all or part of TCC, or a leveraged buyout by management or new investors. Your Board of Directors is committed to implementing this strategy while actively directing the Company's resources, and in particular management, to return the Company to profitability. The Board believes that its experienced nominees are the most qualified to help implement the strategy.

         This strategy has evolved over the last year as the result of developments at the Meyer Group and Allen-Lewis. The financial results are discussed in detail in the accompanying Annual Report. Management has been working with Rauscher Pierce to seek opportunities for the Meyer Group to acquire a complementary business or product line which would allow it to penetrate new geographic or industry markets, or allow it to achieve better utilization of its facilities by shifting manufacturing from the acquired company to TCC's facilities. The Board views the current strategy as an expansion of the assignments previously delegated to management and Rauscher Pierce.

         The Board considers the vote for directors to be a referendum on its strategy. There can be no assurance that one or more transactions can be consummated on favorable terms any time in the near future, if at all, but the Board is determined to use its efforts to explore these opportunities unless the shareholders, by their vote, indicate that this is inconsistent with their desire. PLEASE DO NOT RETURN A PROXY CARD TO MR. DEROECK AND MR. THOMAJAN, EVEN TO VOTE AGAINST THEM. THE ONLY WAY TO SUPPORT THE BOARD'S NOMINEES IS TO RETURN A WHITE PROXY CARD MARKED "FOR" THE BOARD'S NOMINEES.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         As required by Securities and Exchange Commission rules, the Company has reviewed reports of ownership of equity securities of the Company, reports of changes in ownership and written representations submitted to it with respect to transactions in the Company's equity securities during the fiscal year ended December 31, 1996 and is unaware of any failure on the part of its officers and directors to timely report a transaction in Company Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table contains information relating to the directors and executive officers and the nominees for director of the Company.

                                                                                       SHARES          APPROXIMATE
                                                             PRESENT     YEAR       BENEFICIALLY        PERCENT OF
NAME; POSITION WITH THE COMPANY;                               TERM      FIRST       OWNED AS OF      CLASS (IF MORE
PRINCIPAL OCCUPATION; AND OTHER DIRECTORSHIPS(1)      AGE    EXPIRES    ELECTED    MARCH 12, 1997       THAN .1%)
------------------------------------------------      ---    -------    -------    --------------       ---------
W. Grogan Lord  . . . . . . . . . . . . . . . . .      82       1998     1958         8,000(10)           0.3%
  Director and Senior Chairman of the Board of
  the Company; Senior Chairman of the Board of
  First Texas Bancorp, Inc.; Director, Frozen
  Food Express Industries, Inc., a refrigerated
  trucking company(2)
Frank W. Denius . . . . . . . . . . . . . . . . .      72       1998     1993         2,924(11)           0.1%
  Director and Secretary of the Company; Attorney/
  Sole Practioner; Director, Southern Union Co.,
  a gas utility company(2)(3)(4)(5)
Lawrence W. Schumann  . . . . . . . . . . . . . .      42       1999     1985       160,000(12)           5.8%
  Director, Chairman of the Board, President and
  Chief Executive Officer of the Company(6)
Ed R. L. Wroe, Jr.  . . . . . . . . . . . . . . .      72       1997     1960         1,800(13)           0.1%
  Director; Insurance Liquidation
  Consultant(2)(3)(4)(7). . . . . . . . . . . . .
William E. Callahan . . . . . . . . . . . . . . .      79       1997     1980        77,800(14)           2.8%
  Director; Chairman, Kona-Cal, Inc., a
  publishing company (2)(3)(4)
J. Patrick Kaine  . . . . . . . . . . . . . . . .      71       1999     1995         8,800(15)           0.3%
  Director; President, JPK Management Co., a
  property management firm; Director, AGCO
  Corporation, a manufacturer and distributor of
  agricultural equipment and attendant service
  parts(2)(3)(4)(8)
Larry T. Marek  . . . . . . . . . . . . . . . . .      41        N/A       N/A       39,000(16)           1.4%
  Executive Vice President, Treasurer and
  Secretary of the Company(9)
All Executive Officers and Directors as a Group
  (7 persons) . . . . . . . . . . . . . . . . . .      N/A       N/A       N/A      298,324(17)          10.6%

(1) Except as noted in footnotes (5) through (9) below, the positions described have been held for over five years. Only directorships of issuers with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of
     Section 15(d) of that Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940 are listed in the above table.

(2)  Member, Audit Committee

(3)  Member, Compensation Committee

(4)  Member, Stock Option Committee

(5) Mr. Denius was appointed by the Board to fill a vacancy created when a director resigned from the Board in May of 1993. He previously served on the Board of Directors of the Company and was its Secretary from 1958 until 1985. From 1988 until February of 1990 he was Chairman of the Board and Chief Executive

     Officer of Southern Union Co. As an attorney, Mr. Denius has maintained an office since 1976 and continues to work as a sole practitioner. He has served as the Secretary of the Company since August 1996.

(6) Mr. Schumann has been employed by the Company since December 1979. He has served as President since May 1988 and Chairman of the Board and Chief Executive Officer since September 1992.

(7) From February 1987 to January 1989, Mr. Wroe served as an independent financial consultant. From January 1989 until December 1991, Mr. Wroe served as Deputy Commissioner III, Associate to the Conservator, Texas State Board of Insurance. Since December 1991, Mr. Wroe has acted as a self-employed insurance liquidation consultant.

(8) Mr. Kaine was elected to the Board of Directors on August 2, 1995 to fill a vacancy created by an increase in the number of directors from five to six directors.

(9) Mr. Marek has been employed by the Company or its subsidiaries since November 1980. Mr. Marek was elected Treasurer in April 1984, Secretary in May 1988 and Executive Vice President in February 1991. He served as a director from 1988 until March 16, 1993. He relinquished his offices with the Company effective August 1996 in connection with assuming the position of president of the Company's wholly owned subsidiary Allen-Lewis Manufacturing Company.

(10) Mr. Lord has vested options to acquire 8,000 shares pursuant to an option granted him in February 1991.

(11) Of such 2,924 shares Mr. Denius holds 124 shares and the remaining 2,800 shares represent shares he is presently entitled to purchase under the vesting provisions of options granted to him for the purchase of 6,000 shares pursuant to the Company's 1995 Non-Employee Directors Stock Option Plan (the "NEDSOP").

(12) Of such 160,000 shares, Mr. Schumann holds beneficial ownership of 142,000 shares and has options to acquire 40,000 shares pursuant to options granted him in 1993 and 1995 by the Company under the Company's 1985 Incentive Stock Option Plan. Such options have vested with respect to 18,000 shares. Mr. Schumann disclaims beneficial ownership of 1,000 of such shares owned by his wife.

(13) In addition to the 500 shares held, Mr. Wroe has vested options to acquire 1,300 shares pursuant to the vesting provisions of options granted him for the purchase of 4,500 shares under the NEDSOP.

(14) Of such 77,800 shares, Mr. Callahan holds 73,000 shares and has vested options to acquire 4,800 shares pursuant to the vesting provisions of options granted him under the NEDSOP to purchase 8,000 shares.

(15) In addition to the 8,000 shares held, Mr. Kaine holds an option to acquire 4,000 shares (800 of such options have vested), under the NEDSOP.

(16) Of such 39,000 shares, Mr. Marek holds 25,000 shares and has options to acquire 30,000 shares pursuant to options granted him in 1993 and 1995 by the Company under the Company's 1985 Incentive Stock Option Plan. Such options have vested with respect to 14,000 shares.

(17) Of such 298,324 shares, the group referenced holds and has sole voting and investment power over 247,624 shares and has vested options to acquire 49,700 shares.

         The Board of Directors held eight meetings during the fiscal year ended December 31, 1996. All but one of the incumbent directors attended 100% of the meetings held during their tenure in 1996. The remaining director attended all but one of the meetings. The Company's Board of Directors has standing committees for consideration of matters relating to audit, compensation and stock options. The Company has no nominating committee. The Audit Committee functions primarily to review questions, if any, raised by the independent accountants who audit the accounts of the Company and to suggest to the Board, as well as to help implement, any changes required in internal accounting controls. The members of the Audit Committee are William E. Callahan, W. Grogan Lord, Frank W. Denius, Ed R. L. Wroe, Jr. and J. Patrick Kaine. The Audit Committee met once during the fiscal year ended December 31, 1996.

         The Compensation Committee functions primarily to review and recommend compensation arrangements for directors, officers and employees of the Company. The members of the Compensation Committee are William E. Callahan, Frank W. Denius, Ed R. L. Wroe, Jr. and J. Patrick Kaine. The Compensation Committee met once during the fiscal year ended December 31, 1996. The Stock Option Committee administers the Company's 1985 Incentive Stock Option Plan and makes decisions regarding the issuance of options for the Company's Common Stock pursuant to such plan. The members of the Stock Option Committee are William
E. Callahan, Frank W. Denius, Ed R. L. Wroe, Jr. and J. Patrick Kaine. The Stock Option Committee did not meet during the fiscal year ended December 31, 1996.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Frank W. Denius, a director who serves on the Compensation Committee, was Secretary of the Company and certain of its subsidiaries for the period from 1958 to 1985 and was elected Secretary of the Company in August 1996. Other than fees paid to outside directors generally, Mr. Denius received no remuneration for this service as Secretary of the Company during the period of his service.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVE OFFICERS

         Information in the following table sets forth total compensation paid or accrued for services rendered by the Chief Executive Officer and the Executive Vice President, who were the only executive officers of the Company during the fiscal year ended December 31, 1996 whose salary and bonus from the Company and its subsidiaries exceeded $100,000 for such fiscal year.


                                                                               LONG-TERM
                                                                             COMPENSATION(1)
                                                                             (# OF SECURITIES
                                                          OTHER ANNUAL         UNDERLYING         ALL OTHER
NAME AND POSITION           YEAR     SALARY     BONUS     COMPENSATION          OPTIONS)         COMPENSATION
-------------------------------------------------------------------------------------------------------------
Lawrence W. Schumann        1996    $183,604    --0--       --0--                 --0--              --0--
Chairman of the Board,      1995    $182,296    --0--       --0--                15,000              --0--
President and Chief         1994    $180,000    --0--       --0--                 --0--              --0--
Executive Officer

Larry T. Marek              1996    $121,870    --0--        --0--                --0--              --0--
Executive Vice President,   1995    $120,296    --0--        --0--               10,000              --0--
Treasurer and Secretary (2) 1994    $118,000    --0--        --0--                --0--              --0--

__________
(1) During 1994 and 1996, the Company did not pay or award any long-term compensation within the meaning of that term (restricted stock awards, options and long-term incentive payouts) to any of the named executive officers.

(2) Mr. Marek relinquished these positions in August 1996 in conjunction with assuming the position of president of the company's wholly-owned subsidiary, Allen-Lewis Manufacturing Company. Accordingly, amounts reflected as paid during 1996 include amounts paid by Allen-Lewis after August 1996.

         In March 1993, the Company entered into agreements with its two executive officers pursuant to which they are entitled to certain benefits if their employment is terminated by the Company or if the executive voluntarily terminates his employment. The agreements, which were amended in January 1997, now provide that if the executive voluntarily terminates his employment with the Company following a change in control of the Company, the Company ceases to do business or certain changes in the executive's circumstances
(such as a material change in duties), then he will be entitled to receive an amount equal to one month's base salary for each full year of employment with the Company; bonuses accrued but unpaid during the twelve-month period preceding termination; and any other compensation owed by the Company as of the date of termination, all payable within 15 days after such termination. The executive will also be entitled to the sums described above in the event the officer's employment is terminated by the Company for any reason other than for "cause" (such as fraud or dishonesty, excessive absenteeism other than for major illness and inattention to duties after prior warning by the Company). In the event of termination by the Company (other than for "cause") or voluntary termination by the executive, he will also be entitled to one year's benefits (such as life and health insurance and car allowance). If the executive's employment is voluntarily terminated following insolvency of the Company, all payments and benefits are reduced by one-half. As of March 12, 1997, the aggregate amount that would be payable to the executive officers as a group under these agreements was $427,000 (excluding benefits and except that such amount would be reduced by one-half in the event of voluntary termination following insolvency).

         The 1993 Tax Act imposed a $1,000,000 limitation on any claimed federal income tax deductions for compensation paid to each of the named executive officers for tax years beginning after 1993. For purposes of this limitation, all the amounts paid to the named executive officers are taken into account for the taxable year in which such compensation would be deductible, except that the spread between the exercise price and the fair market value of incentive stock options is not included unless the executive makes a disqualifying disposition of the stock received on exercise. A "disqualifying disposition" is a sale of the stock issued upon exercise which occurs prior to the expiration of one year from the exercise date or two years from the date of grant. It is contemplated that stock options to be granted to the named executive officers in the future will be incentive stock options, and therefore, the spread will not be deductible by the Company upon exercise in the absence of a disqualifying disposition. So long as any options granted to the named executive officers are incentive stock options, the Company does not anticipate that executive compensation will exceed the $1,000,000 limitation imposed for federal income tax purposes. Nevertheless, the Company intends to take necessary precautions to insure that its executive compensation will be fully deductible under this new provision.

STOCK OPTION EXERCISES AND HOLDINGS

         The following table shows information regarding stock options exercised and unexercised options held as of the end of fiscal year 1996 by the named executive officers (no stock options were granted during such fiscal year to any of the named executive officers).

                                                                                     VALUE OF IN-THE-MONEY
                                                      NUMBER OF UNEXERCISED                OPTIONS AT
                                      OPTIONS       OPTIONS AT DECEMBER 31, 1996       DECEMBER 31, 1996(1)
                 NAME                EXERCISED       EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
        --------------------------   ---------       -------------------------      -------------------------
        Lawrence W. Schumann  . . .   0             48,000/22,000                       $0/0
        Larry T. Marek  . . . . . .   0             29,000/16,000                       $0/0

----------
(1) Based on closing price of $1.625 on December 31, 1996.

ANNUAL INCENTIVE PLAN

         The Company has an Annual Incentive Plan ("AIP") which provides for annual incentive payments to key employees of the Company and its subsidiaries. Each year the President of the Company determines which key employees will be participants in the AIP, subject to approval by the Compensation Committee of the Board of Directors, which administers the AIP.

         Awards under the AIP are based upon the actual performance of the Company and its subsidiaries in a fiscal year, as measured by gross revenues and pretax income excluding all extraordinary items and the amount recorded during the plan year in the incentive compensation accrual account (at the subsidiary level, interest income and inter-company management fees are also excluded), in relation to budgeted performance. Each participant is assigned a number of incentive units having an initial value of $100 per unit at the beginning of the fiscal year. A performance factor is determined by expressing actual gross revenues and pretax income for the Company as a whole, or for the subsidiary that employs the participant, as percentages of targeted gross revenues and pretax income and averaging the resulting percentages. The amount of the gross revenue percentage used in calculating the performance factor cannot exceed the amount of the pretax income percentage. In addition, if actual pretax income is less than 70% of targeted pretax income, no incentive compensation is earned. Both the number of incentive units and the initial value per unit are multiplied by the performance factor. The base level incentive is determined by multiplying the adjusted number of incentive units by the adjusted value per unit. An additional amount equal to 20% of the aggregate base level incentive earned in any year may be allocated on a discretionary basis among AIP participants. Any individual award may be reduced by up to 20% of the calculated base level incentive. These adjustments are recommended by the President of the Company or of the subsidiary that employs the participant, and approved by the Compensation Committee. Aggregate incentive compensation paid by the Company or any subsidiary under the AIP cannot exceed 50% of the pretax income of the Company or that subsidiary.

         In determining the number of incentive units assigned to executive officers, the Compensation Committee first determines the appropriate amount of incentive compensation for each officer by considering a number of factors, including each executive's level of responsibility, performance, level of expertise and the amount of incentive compensation paid to executive officers of comparable businesses, based on surveys conducted by an independent compensation consultant from time to time. After determining the appropriate level of incentive compensation, the Compensation Committee sets the number of incentive units assigned to a given officer so that the officer will earn the incentive compensation, as determined by the Committee, if the targets are achieved. Awards under the AIP are paid within 45 days after completion of audited financial statements for the fiscal year with respect to which the awards relate.

         No amounts were earned under the AIP for fiscal years 1994, 1995 or 1996 by the executive officers of the Company named in the table appearing above under "Compensation of Executive Officers," because target levels for those years were not attained.

COMPENSATION OF DIRECTORS

         During 1996, all directors, except Mr. Schumann, were paid $1,000 for every Board and Committee meeting, regular or special (not held on the same day as another meeting for which the directors were paid), that they attended. No fees are paid for Board or Committee meetings held by telephone conference call. All directors, other than Mr. Schumann, were paid $833 per month as a retainer. In addition, directors are reimbursed for out-of-pocket expenses incurred to attend meetings. It is contemplated that this policy will continue during 1997.

CONSULTING AND NONCOMPETITION AGREEMENTS WITH DIRECTORS

         The Company has entered into a Consulting and Noncompetition Agreement with each of the current directors of the Company. Each Agreement provides that upon the resignation or removal from the Board, the former director will be available, from time to time, to provide consulting services to the Company for a period ending on the earlier of the expiration of three years or the death of the former director. The former director cannot be required to provide services in excess of five hours per month. In consideration of the consulting services to be provided, the Company has agreed to pay each such former director an annual consulting fee equal to one-third of the annual retainer paid by the Company to members of the Board as of the date of such former director's resignation or removal, multiplied by the number of calendar months (not to exceed 36 months) during which he has served as a member of the Board, divided by twelve, to be paid in quarterly installments. Each Agreement contains an agreement by the director to maintain the confidentiality of the methods by which the business of the Company and its subsidiaries are conducted and of the proprietary or confidential information of the Company and its subsidiaries. Each Agreement further provides that during the consulting term the former director will not directly or indirectly own, manage, operate, control, be employed by, advise or be connected in any manner with any person or entity which directly or indirectly is competitive with the businesses of the Company or its subsidiaries. In addition, each Agreement provides that during the consulting term, the former director will not directly or indirectly hire or solicit the employment of any employee of the Company or one of its subsidiaries or induce any such employee to leave or decline employment with the Company or any such subsidiary. It is the present intention of the Board of Directors of the Company to require any other person who becomes a member of the Board in the future, to enter into an agreement substantially similar to the Consulting and Noncompetition Agreements described above. If the directors nominated for re-election to the Board are not re-elected, the benefits and obligations associated with their Agreements will commence effective as of the day of the Annual Meeting.

1985 INCENTIVE STOCK OPTION PLAN

         The Company's 1985 Incentive Stock Option Plan (the "ISO Plan") expired in July 1995. Options granted under the ISO Plan are exercisable at a price not lower than 100% of the fair market value of the stock on the date of the grant. All outstanding options have the same vesting schedule pursuant to which they become exercisable in five equal installments commencing one year after the date of grant. The aggregate fair market value, measured as of the date of grant, of stock covered by options granted under the ISO Plan to any employee may not exceed $100,000 in the year in which such options first become exercisable. Options for the purchase of 36,500 shares were terminated or expired during 1996.

1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

         The Company's 1995 Non-Employee Directors Stock Option Plan ("NEDSOP") provides that non-employee directors are entitled to receive one option to purchase 4,000 shares of Company Common Stock upon becoming a director. Each such director also receives an option to purchase 2,000 shares on the second anniversary of their becoming a director and an additional option to purchase 2,000 shares on the fourth anniversary of their becoming a director.
Currently, all directors, other than Frank W. Denius and J. Patrick Kaine, have received all the options they are entitled to under the NEDSOP.

         A non-employee director may not receive any other or further option under the NEDSOP, regardless of whether such director shall exercise any portion of the option or options awarded him thereunder, except that if an option granted expires unexercised prior to August 2, 2005 and had an exercise price higher than the fair market value of the Company Common Stock on the date of expiration, the optionee will automatically receive a new option for the same number of shares as were covered by the expired option but at an exercise price equal to the fair market value for such stock on the date of expiration of the old option. Although administered by a Committee appointed by the Board, all options awarded to a director under the NEDSOP are granted automatically and without the exercise of discretion on the part of any person. A maximum of 75,000 shares may be covered by options granted pursuant to the NEDSOP. The NEDSOP will expire on August 2,

2005. The NEDSOP may be amended by the Board of Directors at any time, except that no such amendment may be made without the approval of the holders of a majority of the outstanding shares of Company Common Stock if it materially increases the benefits accruing to optionees, materially increases the number of shares which may be issued thereunder, or materially modifies the requirements as to eligibility for participation in the NEDSOP. In addition, provisions relating to the amount and price of shares to be issued under the NEDSOP may not be amended more than once every six months, other than to comply with changes to the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         The options are exercisable at a price not lower than 100% of the fair market value of the Company's shares on the date of the grant. The options are exercisable during a period of not more than ten years from the date of grant. The options vest and become exercisable in five equal annual installments, with the first installment vesting one year after the date of grant.

         Since W. Grogan Lord did not qualify to receive options under the NEDSOP, in 1991 the Company granted him a fully vested option to acquire
8,000 shares of Company Common Stock at $1.25 per share, which was 100% of the fair market value on the date of the grant. Such option was ratified by the shareholders of the Company at the 1994 Annual Meeting of Shareholders.

REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE ON ANNUAL COMPENSATION

         The Compensation Committee of the Board of the Directors (the "Committee") is made up of four outside directors. The Committee is responsible for recommending to the full Board of Directors the compensation for the executive officers, and providing assistance to the Chief Executive Officer for determining the annual compensation of other officers, and overseeing the award of annual incentive payments to key employees of the Company pursuant to the AIP (discussed above). Their recommendations concerning the executive officers have always been adopted by the Board of Directors.

         Over the past three years the Company has had no more than two executive officers at any one time. Compensation for these officers has been based upon the following criteria: level of responsibility at the Company; individual performance as perceived by the Committee; level of experience; the amount of compensation paid to executive officers of comparable businesses; consideration of the fact that the executive officers are not presently covered by a retirement plan; the amount of time and effort required by that position (both generally and for the fiscal year); contributions (or the lack thereof) to the profitability of the Company; assessment of risks associated with losing the benefit of their services; and, number of years of service with the Company. "Comparable businesses," as the term is used herein, means companies with sales levels similar to that of the Company and in industries similar to those served by the Company as determined by an independent compensation consultant. The consultant does not divulge the names of the comparable businesses to the members of the Committee or the Company. As the Committee considers the factors discussed above collectively, it does not specifically assign any relative weight to the individual factors in making its determination.

         The Committee is advised from time to time by an independent compensation consultant with respect to executive officer compensation, although the consultant did not render any advice to the Committee during 1996. The components of compensation for the executive officers consist of base salary, bonus (incentive compensation) and stock options (long-term incentive compensation). With respect to each of these components, the policy of the Compensation and Stock Option Committees is to compensate the executive officers within the median range of compensation for executive officers of comparable businesses as determined by the consultant. Within that range, variations from year to year are based upon the Committee's assessment of the criteria for compensation described above. The advice of the consultant includes an analysis of executive salaries, bonuses (incentive compensation) and stock options (long-term incentive compensation) in comparable business. Each time the market analysis has been conducted (including most recently in January 1993), the compensation for the Company's named executive officers (Messrs. Schumann and Marek) have approximated or were below the average market level of compensation.

         Mr. Schumann was appointed to serve as Chairman of the Board and Chief Executive Officer in 1992. At this time, Mr. Schumann and Mr. Marek assumed additional duties and responsibilities in order to facilitate an overall goal of reducing overhead by reducing staffing levels, which was accomplished. Mr. Schumann's salary for 1993 was set by the committee based on their analysis of Mr. Schumann's performance during 1992 compared with (i) their expectations, and (ii) the average salaries paid, and the average salary increase provided, to chief executive officers of comparable businesses as reported by the independent compensation consultant. The Committee increased Mr. Schumann's base salary 7.8% for 1994 as a result of their assessment of (i) the improvement in the results of operations of the company during 1993 as compared to prior periods; and (ii) Schumann's contribution to the improved results. In addition, the Committee considered overall increases in compensation granted to chief executive officers of public companies. The Committee did not specifically assign any relative weight to the foregoing factors in making its determination with regard to Mr. Schumann's salary. The results of operations for 1994 were below the Company's expectations due to the declines in revenue at both of the Company's operating segments. As a result, the Company implemented measures to control and reduce costs, including a salary freeze for the Company's executive officers in 1995. The Committee did, however, authorize an increase in the base salary of executives, including Mr. Schumann, effective for 1995, to compensate them for a change in the Company's policy regarding the payment of group health insurance premiums for the dependents of the executives. The 1995 increase in salary that was granted was equal to the actual cost of the insurance premiums that are now paid directly by the executives under a cafeteria plan. Due to results of operations during 1995, there were no increases during 1996, except for the slight increase associated with the rising cost of the insurance premiums.

         The following compares Mr. Schumann's compensation for fiscal years 1994, 1995 and 1996 with the Company's performance for the same periods:

                                                                   COMPANY'S
                                  SCHUMANN'S ANNUAL                RESULTS OF
                YEAR             COMPENSATION SALARY             OPERATIONS(1)
                ----             -------------------             -------------
                1994                 $180,000                     $   (77,000)
                1995                 $182,296                     $   (90,000)
                1996                 $183,604                     $(1,536,000)

__________
(1) Parentheses indicate a loss.

         During 1996, no additional options were granted to the named executive officers.

         The Compensation Committee and the Stock Option Committee intend to continue to evaluate the performance of the Company in light of management's efforts and to recommend to the Board of Directors appropriate adjustments in compensation as the situation warrants.

         Submitted by:

         William E. Callahan,
                 Chairman of the Compensation Committee
         Frank W. Denius
                 Chairman of the Stock Option Committee

         Ed R.L. Wroe, Jr.
         J. Patrick Kaine

FIVE-YEAR CUMULATIVE TOTAL RETURN CHART

         The graph below compares total shareholder returns for the Company over the last five years to the Standard & Poor's 500 Stock Index and the Diversified Companies listed in "The Value Line Investment Survey" assuming a $100 investment made on December 31, 1991. This index has been selected because there is no readily ascertainable survey of businesses in the Company's combined industries or market capitalization. Management believes this survey constitutes the most comparable index of companies for which information is readily attainable. Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

                                    [CHART]



                                                      End of Year,
                         ---------------------------------------------------------------------
                             1991         1992        1993        1994       1995        1996
                         ---------------------------------------------------------------------
TCC Industries, Inc.       $100.000     $133.26     $293.18     $279.85     $213.22    $173.24
S&P 500                    $100.000     $104.95     $112.36     $110.63     $148.37    $178.43
Diversified Companies(1)   $100.000     $130.96     $179.78     $161.19     $194.02    $235.05


(1) Consists of the 44 out of 48 companies listed in the Value Line diversified company index dated 2/7/97 that trade on U.S. stock exchanges.


                            INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company voted to appoint Coopers & Lybrand L.L.P., independent accountants, to audit the accounts of the Company for the fiscal year ended December 31, 1997. Coopers & Lybrand, L.L.P., also served as auditors for the Company for each of the preceding three fiscal years ended December 31. If the shareholders of the Company do not approve such appointment, the Board of Directors will not appoint the firm as auditors for the fiscal year ended December 31, 1997. A representative of Coopers & Lybrand L.L.P. is expected to attend the Annual Meeting and will have the opportunity to make a statement if so desired. Such representative is expected to be available to respond to appropriate questions. Neither Coopers & Lybrand nor any of its associates has any relationship with the Company except in their capacity as such auditor.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Shareholder proposals intended to be presented at the Company's 1997 annual meeting of shareholders pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission must be received by the Company at its executive offices, 816 Congress Avenue, Suite 1250, Austin, Texas 78701, attention of the Secretary, on or before November 23, 1997.

         The Bylaws of the Company establish procedures for bringing business before any annual meeting of shareholders of the Company and for shareholder nominations for elections of directors of the Company. In order to properly submit any business to an annual meeting of shareholders, a shareholder must give timely notice in writing to the Secretary of the Company. To be considered timely, a shareholder's notice must be delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company (a) not less than one hundred twenty (120) days nor more than one hundred fifty (150) days before the first anniversary date of the Company's proxy statement in connection with the last annual meeting of shareholders (no later than November 23, 1997 and no earlier than October 24, 1997, in the case of the 1998 annual meeting of shareholders), or
(b) if no annual meeting has been called after the expiration of more than thirty (30) days from the date for such meeting contemplated at the time of the previous year's proxy statement, not less than a reasonable time, as determined by the Board of Directors, prior to the date of the applicable annual meeting. A shareholder may nominate a person or persons for election to the Board of Directors by giving written notice to the secretary of the Company in accordance with the procedures set forth above. In addition to the timeliness requirements set forth above for notice to the Company by a shareholder of business to be submitted at an annual meeting of shareholders, with respect to any special meeting of shareholders called for the election of directors, written notice must be delivered in the manner specified above and not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. A shareholder's notice to submit business to an annual meeting of shareholders shall set forth (i) the name and address of the shareholder,
(ii) the class and number of shares of stock beneficially owned by such shareholder, (iii) the name in which such shares are registered on the stock transfer books of the Company, (iv) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, (v) any material interest of the shareholder in the business to be submitted, and (vi) a brief description of the business desired to be submitted to the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Company. In addition to the information required above to be given by a shareholder who intends to submit business to a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the Board of Directors then such shareholder's notice must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (a) the name, age, business address and, if known, residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of stock of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (e) the written consent of such person to be named in the proxy statement as a nominee to serve as a director if elected, and (f) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

                       FINANCIAL STATEMENTS AND FORM 10-K

         The Consolidated Financial Statements of the Company and its subsidiaries, which include audited consolidated balance sheets as of December 31, 1996 and 1995 and audited consolidated statements of operations, shareholders' equity and cash flows for the years ended December 31, 1996, 1995 and 1994, are included in the Company's Annual Report to the Securities and Exchange Commission on Form 10-K. The Company will furnish without charge to each person who was a beneficial owner of its securities on March 12, 1997, the record date for the Company's Annual Meeting of Shareholders, and who wishes to receive a copy of the Company's Form 10-K, upon the written request of any such person, a copy of such Form 10-K for the fiscal year ended December 31, 1996, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to Frank W. Denius, Secretary, TCC Industries, Inc., 816 Congress Avenue, Suite 1250, Austin, Texas 78701.


March __, 1997.

                                   APPENDIX 1
                      SUPPLEMENTAL PARTICIPANT INFORMATION

Set forth below is (i) the name and business address of each of the participants and their associates (except for the Company) in the solicitation made pursuant to this Proxy Statement, and (ii) the dates, types and amounts of each participant's purchases and sales of the Company's Common Stock within the past two years.


------------------------------------------------------------------------------------------------------------------------------------
                     NAME & BUSINESS ADDRESS                                 DATE OF          PURCHASE (P)      NUMBER OF
                                                                            TRANSACTION        OR SALE (S)        SHARES
------------------------------------------------------------------------------------------------------------------------------------
             Lawrence W. Schumann
             TCC Industries, Inc.                                               N/A
             816 Congress Avenue, Suite 1250
             Austin, Texas 78701
                 Director, Chairman of the Board, President and
                  Chief Executive Officer of the Company
------------------------------------------------------------------------------------------------------------------------------------
             W. Grogan Lord
             First Texas Bancorp                                                N/A
             P. O. Box 649 (Zip: 78627)
             900 Austin Avenue
             Georgetown, Texas 78626
                 Director and Senior Chairman of the Board of
                 the Company;
                 Senior Chairman of First Texas Bancorp
------------------------------------------------------------------------------------------------------------------------------------
             Frank W. Denius
             700 Lavaca, Suite 700                                              N/A
             Austin, Texas 78701-3102
                 Director of the Company;
                 Attorney/Sole Practitioner
------------------------------------------------------------------------------------------------------------------------------------
             Ed R.L. Wroe, Jr.                                                 3/6/96               P                   500
             1303 Wilshire Blvd.
             Austin, Texas 78722
                 Director of the Company;
                 Insurance Liquidation Consultant
------------------------------------------------------------------------------------------------------------------------------------
             William Callahan
             Kona-Cal, Inc.                                                     N/A
             707 Lake Cook Road, Suite 300
             Deerfield, Il 60015
                 Director of the Company;
                 Chairman, Kona-Cal, Inc.,
                 A Publishing Company
------------------------------------------------------------------------------------------------------------------------------------
             J. Patrick Kaine                                                  3/8/96               P                 4,500
             #5 Hedgebrook Cove
             Austin, Texas 78718
                 Director of the Company;
                 President, JPK Management Co.,
                 a Real Estate Management Company
------------------------------------------------------------------------------------------------------------------------------------

         Except as set forth in the Proxy Statement or this Appendix, to the best of the Company's knowledge, none of the participants or, in the case of clause (i) only, any of their associates (a) owns of record or has direct or indirect beneficial ownership of any securities issued by the Company or any of its subsidiaries; (b) has purchased or sold any securities issued by the Company within the past two years; (c) has incurred any outstanding indebtedness to acquire or hold securities issued by the Company; or (d) has been a party to any contract, arrangement or understanding with respect to the securities of the Company during the past year.

         Except as set forth in the Proxy Statement or this Appendix, to the best of the Company's knowledge, (a) none of the participants or any of their associates has any arrangement or understanding with respect to any future employment or any future transactions with the Company or any of its affiliates, and (b) none of the participants, executive officers of the Company, any person known to the Company to own beneficially or of record more than 5% of the any class of Company voting securities, or any of their associates has entered into any transaction or series of similar transactions with the Company or any of its subsidiaries since the beginning of the Company's last fiscal year in which such person had or will have a direct or indirect material interest, and no such transactions are currently proposed.

PROXY

                             TCC INDUSTRIES, INC.


         This Proxy is Solicited on Behalf of the Board of Directors


        The undersigned hereby appoints Lawrence W. Schumann and Frank W. Denius or either of them, as Proxies, each with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of TCC Industries, Inc. (the "Company") held of record by the undersigned on March 12, 1997, at the Annual Meeting of Shareholders to be held on May 7, 1997 and any adjournment thereof.


                                                        (change of address)

                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------
                                                  (if your address has changed,
                                                  please provide new address
                                                  and mark the box on the
                                                  reverse side of this card)


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE "FOR" THE LISTED NOMINEES AND "FOR" PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
             PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                             -----------
                                                             SEE REVERSE
                                                                SIDE
                                                             -----------
[X] Please mark your votes as in this example.

                      SHARES IN YOUR NAME

                FOR   WITHHELD
1. Election of  [ ]     [ ]       Nominees: William E. Callahan
   Directors                                Ed R. L. Wroe

For, except vote withheld from the following nominee:


--------------------------------------------------------------

                                      FOR     AGAINST     ABSTAIN
2. Proposal approving the             [ ]       [ ]         [ ]
   appointment of Coopers &
   Lybrand L.L.P. as auditors for
   the year ended December 31, 1997.

   [ ]  Change of address provided


SIGNATURE(S)                                          DATE
           -------------------------------------------     ----------------


SIGNATURE(S)                                          DATE
           -------------------------------------------     ----------------


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR, CORPORATE INVESTOR COMMUNICATIONS, INC., TOLL-FREE AT
(800) 242-4410.